SECURITY WISE. **BRAND SMART.**

Document Security Systems, Inc. Prices $5.6 Million Underwritten Public Offering of Common Stock

ROCHESTER, NY -- June 5, 2019 -- Document Security Systems, Inc. (NYSE American: DSS) a leader in the anti-counterfeit, authentication and diversion protection technologies, today announced the pricing of an underwritten public offering with gross proceeds to the Company expected to be approximately $5.6 million before deducting underwriting discounts and commissions and other estimated offering expenses. These proceeds, plus proceeds from the shares reserved for the over-allotment option, represent the maximum amount available under the Company's effective shelf registration statement. The proposed offering equates to 11.2 million shares of DSS's common stock at a price of $0.50 per share. The Company intends to use the net proceeds from this offering for research, product and brand development, strategic initiatives and general corporate and working capital purposes. Heng Fai Ambrose Chan, the Chairman of the Company's Board of Directors, purchased $1 million of shares in the offering.

The Company has also granted the underwriters a 45-day option to purchase up to 1,680,000 additional shares of common stock to cover over-allotments, if any, at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on or about June 10, 2019, subject to customary closing conditions.

Aegis Capital Corp. is acting as sole book-running manager for the offering. This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-230740) previously filed with the U.S. Securities and Exchange Commission (the "SEC"). A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering have been filed with the SEC and are available on the SEC's website located at http://www.sec.gov. A final prospectus supplement and accompanying prospectus related to the proposed offering will be filed and made available on the SEC's website.

Electronic copies of the preliminary prospectus supplement and prospectus may be obtained, when available, from Aegis Capital Corp., Prospectus Department, 810 7th Avenue, 18th floor, New York, NY. 10019, telephone: 212-813-1010 or e-mail: prospectus@aegiscap.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT DOCUMENT SECURITY SYSTEMS, INC.

For over 16 years, Document Security Systems, Inc. ("DSS") has protected corporations, financial institutions, and governments from sophisticated and costly fraud. DSS' innovative anti-counterfeit, authentication, and brand protection solutions are deployed to prevent attacks which threaten products, digital presence, financial instruments, and identification. AuthentiGuard™, the Company's flagship product, provides authentication capability through a smartphone application so businesses can empower a wide range of employees, supply chain personnel, and consumers to track their brands and verify authenticity. For more information on DSS, visit www.dsssecure.com.

Contact Information:
Document Security Systems, Inc.
Investor Relations
Tel: (585) 232-5440
Email:ir@dsssecure.com

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to the Company's ability to complete the financing and its intended use of proceeds. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.